Exhibit 5.1

October 10, 2023

Estrella Immunopharma, Inc.
5858 Horton Street, Suite 170

Emeryville, California 95608

Re:	Estrella Immunopharma, Inc. Registration Statement on Form S-1

We have acted as special counsel to Estrella Immunopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 10, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to: (a) the offer and sale of a total of up to 2,409,638 shares (the “Resale Shares”) of common stock, $0.0001 par value per share (“Common Stock”), of the Company by Plentiful Limited and Lianhe World Limited (the “Subscribers”) pursuant to subscription agreements with TradeUP Acquisition Corp. (“TradeUP”), dated September 14, 2023 (the “Subscription Agreements”); (b) the offer and sale from time to time by White Lion Capital, LLC (“White Lion”) of up to 7,036,726 shares of Common Stock (the “Equity Line Shares”) that may be issued and sold by the Company to White Lion pursuant to that certain Common Stock Purchase Agreement, dated as of April 10, 2023, by and between TradeUP and White Lion (as amended, the “Common Stock Purchase Agreement”); and (c) the issuance by the Company of up to 2,215,000 shares of Common Stock upon the exercise of warrants (the “Warrants”) to purchase Common Stock (the “Warrant Shares”) as set forth in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as in effect on the date hereof, (iii) the Bylaws of the Company, as in effect on the date hereof, (iv) the Subscription Agreements, (v) the Common Stock Purchase Agreement, (vi) the Warrants, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Resale Shares issued prior to the date hereof have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

2. The Resale Shares issuable after the date hereof have been duly authorized and, when issued in accordance with the Subscription Agreements, will be validly issued, fully paid and non-assessable.

3. The Warrant Shares have been duly authorized and, when issued in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

4. The Equity Line Shares have been duly authorized and, when issued in accordance with the Common Stock Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP